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                                                                   EXHIBIT 10.18

                               SECURITY AGREEMENT

     This Security Agreement is entered into between NORTHERN LIGHTS ETHANOL, LLC, a South Dakota limited company, whose principal place of business is Big Stone City, South Dakota, as grantor and obligor (the "Grantor"), and U.S. BANK NATIONAL ASSOCIATION (the "Secured Party"), and is made effective this 5th day of June, 2002;

     WHEREAS, Grantor has obtained a loan from Secured Party in an amount not to exceed $31,100,000.00. which loan is in part evidenced and secured by a Loan Agreement (the "Loan Agreement") dated July 11, 2001 (the `Prior Loan"); and

     WHEREAS, Secured Party has participated in a portion of Secured Party's interest in the Prior Loan to various other lenders (the "Participants"); and

     WHEREAS, the purpose of the Prior Loan was to acquire and construct an ethanol processing facility, which as of the date of this Security Agreement remains under construction; and

     WHEREAS, subsequent to the inception of the Prior Loan Grantor informed Secured Party that federal regulations have made economically beneficial Grantor's acquisition of a Regenerative Thermal Oxidizer, which is an add on to the project to be financed by the Prior Loan, and which acquisition will not be funded by the Prior Loan;

     WHEREAS, conditioned upon obtaining consents and approvals from the Participants satisfactory to Secured Party, and upon other conditions herein contained, Secured Party has committed to loan Grantor an amount not to exceed One Million Dollars ($1,000,000.00) to finance Grantor's acquisition of the Regenerative Thermal Oxidizer; and

     GRANT OF SECURITY INTEREST. To secure the Secured Obligations as defined below, the Grantor grants the Secured Party a security interest in the following described Collateral:

     The Regenerative Thermal Oxidizer, all parts thereof and all additions and accessions thereto and replacements therefor; and

     All Grantor's rights (and Grantor hereby assigns Secured Party such rights) in payments Grantor may receive or be entitled to receive from the United States of America, or any agency, administration or other instrumentality thereof in the nature of a Commodity Credit Corporation Bioenergy Program Payment, whether now existing or hereafter arising; and

     All products and proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition at or realization upon, any property described above or the proceeds thereof, including, without limitation, all claims of Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any

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     property described above or business interruption, and any condemnation or requisition payments with respect to any property described above, and any condemnation or requisition payments with respect to any property described above, in each case whether now existing or hereafter arising.

The Collateral shall include (i) all substitutions and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods. All references to "UCC" in this Security Agreement shall mean the Uniform Commercial Code as adopted in South Dakota. Grantor acknowledges that the security Interest granted Secured Party in the Regenerative Thermal Oxidizer is a purchase money security interest.

     OBLIGATIONS SECURED. This security interest secures the payment and performance of all of the Grantor's Obligations under the Promissory Note between Grantor and Secured Party (such Promissory Note being dated June 5,
2002).

     This security interest also secures all extensions, renewals, modifications and replacements of the above described obligations. Such obligations are hereinafter collectively referred to as the "Secured Obligations".

     GRANTOR'S REPRESENTATIONS AND WARRANTIES AND FURTHER AGREEMENTS. Grantor warrants, represents and agrees that:

     1. If part of the Collateral now constitutes, or as and when acquired by Grantor will constitute, inventory or equipment (as those terms are defined in the uniform Commercial Code as adopted in South Dakota) such collateral is or will be kept at the offices of Northern Lights Ethanol, LLC, which has a post office address of Post Office Box 356, 48416 144th Street, Big Stone City, South Dakota 57216, and will not be removed from such location unless, prior to any such removal, Grantor has given written notice to the Secured Party of the location to which the Grantor desires to remove the same, and the Secured Party has given its written consent to such removal. If the location where Grantor now or hereafter keeps the Collateral is leased by the Grantor, the Grantor shall at Secured Party's request, obtain a Landlord's waiver in a form satisfactory to Secured Party.

     2. The Grantor's Internal Revenue Service Taxpayer Identification Number is 46-0460145, and the Grantor shall use such number as its exclusive Internal Revenue Service Taxpayer Identification Number until all of its Obligations under this Agreement are satisfied in full. The Grantor will not change its name as organized with the State of South Dakota, or reorganize in any other state, without the Secured Party's prior written consent, which may be conditioned upon the Grantor signing amendments to UCC-1s or other documents as the Secured Party may require.

     3. Grantor has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except the security interest created hereby and has full power and

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authority to execute this Security Agreement, to perform Grantor's obligations hereunder and to subject the Collateral to the security interest created hereby. Grantor will pay all fees, assessments, charges or taxes arising with respect to the Collateral. There is no encumbrance or security interest with respect to all or any part of the Collateral. All costs of keeping the Collateral free of encumbrances and security interest prohibited by this Agreement and of removing same if they should arise shall be the obligation of the Grantor, and such obligation shall be part of the Secured Obligations.

     4. Grantor will at any time or times hereafter execute such financing statements and other documents and instruments and perform such acts as the Secured Party may from time to time request to establish, maintain, perfect and enforce a valid security interest in the Collateral, and will pay all costs of filing and recording. Grantor irrevocably authorizes the Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as Lender deems proper, and (b) contain any other information required by Article 9 of the Uniform Commercial Code of the State of South Dakota for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and, (ii) in the case of a financing statement, filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Secured Party promptly. In the event the Grantor owns any right in a commercial tort claim (as defined by the UCC), Grantor shall so inform Secured Party and will sign any additional documentation granting Secured Party a security interest therein as Secured Party may require.

     5. Grantor will keep all tangible Collateral and all, lands, plants, buildings and other property now or hereafter owned or used in, connection with its business in good condition, normal depreciation excepted, and insured against loss or damage by fire (including so-called extended coverage), theft, physical damage, and against such other risks, including without limitation public liability, in such amounts, with such insurers and upon such terms as Secured Party may reasonably require. Grantor will include Secured Party as an additional insured and obtain loss payable endorsements on applicable insurance policies in favor of Grantor and Secured Party as their interests may appear and at Secured Party's request will deposit the insurance policies with Secured Party. Grantor shall cause each Insurer to agree, by Policy endorsement or by issuance of a Certificate of Insurance or by independent instrument furnished to Secured Party, that such insurer will give 30 days' written notice to Secured Party before such policy will be altered or canceled. Grantor irrevocably appoints Secured Party as Grantor's attorney in fact to make claim for, to negotiate settlement of claims, to receive payment for and to execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any insurance policy covering the Collateral.

     6. Grantor will promptly notify Secured Party of any loss or material damage to any Collateral or of any adverse change, known to Grantor, in the prospect of payment of any sums due on or under any instrument, chattel paper, account or general intangible constituting Collateral.

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     7.   Upon an Event of Default by Grantor in performance of any of its obligations hereunder (an "Event of Default"), Secured Party shall have the authority, but shall not be obligated to: (i) effect such insurance and necessary repairs and pay the premiums therefor and the costs thereof; (ii) pay and discharge any fees, assessments, charges, taxes, liens and encumbrances on the Collateral; and (iii) notify the appropriate governmental authority or other obligor to remit any bio-energy subsidy or other government entitlement, subsidy or payment right which constitutes part of the Collateral and to remit such amounts directly to Secured Party or Secured Party's order. All sums so advanced or paid by the Secured Party shall be payable by Grantor on demand with interest at the highest rate then charged on the Secured Obligations (but not exceeding the maximum rate allowed by law) and shall be a part of the Secured Obligations.

     8. Grantor will not assign, sell, lease or otherwise dispose of the Collateral other than in the ordinary course of its business at prices constituting the then fair market value thereof.

     9. The Secured Party shall have the authority (whether or not an Event of Default has occurred) but shall not be obligated to: (a) notify any or all account debtors and obligors on instruments constituting Collateral of the existence of the Secured Party's security interest and if an Event of Default has occurred to pay or remit all sums due or to become due directly to the Secured Party or its nominee; (b) place on any chattel paper received as proceeds or otherwise constituting Collateral, a notation or legend showing the Secured Party's security interest; (c) if an Event of Default has occurred, in the name of the Grantor or otherwise; to demand, collect, receive and receipt for, compound, compromise, settle, prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (d) if an Event of Default has occurred, take any action which the Secured Party may deem necessary or desirable in order to realize on the Collateral, including, without limitation, the power to perform any contract, to indorse in the name of Grantor any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; (e) to place upon Grantor's books and records relating to the accounts and general intangibles covered by the security interest granted hereby a notation or legend stating that such account or general intangible is subject to a security interest held by the Secured Party; and (f) after any Event of Default, to enter upon the properties of Grantor, including lands, plants, buildings, machinery, equipment and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to repossess and sell or otherwise dispose of the Collateral.

     10. Grantor will, if an Event of Default has occurred and upon receipt of request from Secured Party, notify all account debtors and other obligors of the existence of the Secured Party's security interest and direct such account debtors and other obligors to pay or remit all sums due or to become due directly to the Secured Party or its nominee. Grantor will hold all of the proceeds of any collections and all returned and repossessed goods thereafter received by Grantor in trust for the Secured Party, and will not commingle the same with any other funds or property of the Grantor, and will deliver the same forthwith to the Secured Party at its request.

     11. Grantor will keep accurate books, records and accounts with respect to the Collateral, and with respect to the general business of Grantor, and will make the same available to the Secured Party at its request for examination and inspection; and will make and render to

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the Secured Party such reports, accountings and statements as the Secured Party from time to time may request with respect to the Collateral; and will permit any authorized representative of the Secured Party to examine and inspect during normal business hours, any and all premises where the Collateral is or may be kept or located.

     12. The occurrence of any of the events identified as a "Default" or "Event of Default" under the Loan Agreement or the Promissory Note will constitute an Event of Default hereunder. Grantor further acknowledges that an Event of Default under this Security Agreements constitutes an Event of Default under the Loan Agreement.

     13. Whenever an Event of Default shall exist, the Secured Party may, at its option and without demand or notice, except to the extent notice is required under the Promissory Note, declare all or any part of the Secured Obligations immediately due and payable, and the Secured Party may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. The Secured Party shall be entitled to recover its attorneys' fees, service tax thereon, and all costs incurred by such attorneys, to the extent permitted by law,

     14. Grantor agrees, if an Event of Default occurs, to make the Collateral available to the Secured Party at a place or places to be designated by the Secured Party, which is reasonably convenient to both parties, and to pay all costs of the Secured Party, including reasonable attorneys' fees, service tax thereon, and all costs incurred by such attorneys, in the collection of any of the Secured Obligations and the enforcement of any of the Secured Party's rights. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed properly given if mailed a reasonable time before such disposition, postage prepaid, addressed to the Grantor at the address shown above. Secured Party's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Grantor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. No delay or failure by the Secured Party in the exercise of any right or remedy shall constitute a Waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     15. This Agreement is governed by the laws of the State of South Dakota, without regard to its conflicts or choice of law provisions.

     16. In consideration of Secured Party's agreement to extend the loan which is part of the Secured Obligations, the Grantor shall pay the Secured Party, from funds other than proceeds of such loan, at or prior to the closing of such loan, a Origination Fee in the sum of Nine Thousand Dollars ($9,000.00).

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     17.  Whether or not the transactions contemplated hereby are consummated, the Grantor agrees to reimburse the Secured Party upon demand for all reasonable out-of-pocket expenses paid or incurred by the Secured Party (including filing and recording costs and fees and expenses of legal counsel to the Secured Party) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Security Agreement, the Note and any intercreditor agreement between Participants and Secured Party related to the Prior Loan which helped facilitate the loan which constitutes part of the Secured Obligations hereunder. The obligations of the Grantor under this Section shall survive any termination of this Agreement

     Dated as of the 5th day of June, 2002.

                                            GRANTOR:

                                            NORTHERN LIGHTS ETHANOL, LLC


                                            By /s/ Delton Strasser
                                               ---------------------------------
                                            Print Name: Delton Strasser
                                            Its: Chairman of the Board

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                                 PROMISSORY NOTE
                (Single Advance - Single Payment - Variable Rate)

Sioux Falls, South Dakota
$1,000,000.00

                                                                    June 5, 2002

     FOR VALUE RECEIVED, NORTHERN LIGHTS ETHANOL, LLC, a South Dakota limited liability company ("Borrower"), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender", which term shall include any future holder hereof), at 141 N. Main Avenue, Sioux Falls, South Dakota, or at such other place as Lender may from time-to-time designate in writing, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00) or so much thereof as may be advanced hereunder, including all amounts due or incurred by Borrower in accordance with the terms of the Security Agreement between the Lender and Borrower dated June 5, 2002, as subsequently amended from time-to-time (the "Security Agreement").

     CALCULATION AND PAYMENT OF PRINCIPAL AND INTEREST. Borrower also agrees to pay to the order of Lender interest at an annual rate equal to one percent (1.00%) plus the U.S. Bank Prime rate announced by Lender (the "Index") on all outstanding sums hereunder. The interest rate will be adjusted each time that the Index changes. Lender will strive to inform Borrower of each change in the Index, but each adjustment in the Index is effective whether or not Lender informs Borrower of such change. Interest shall be computed on the basis of actual days elapsed and a year of 360 days.

     PAYMENT IN FULL AT MATURITY. The total unpaid principal amount and all accrued interest thereon shall be payable on May 1, 2003 (the "Maturity Date"). As long as there is no Event of Default hereunder, no payment of any interest or principal shall be due hereunder until the Maturity Date. THIS NOTE REQUIRES A BALLOON PAYMENT.

     PAYMENTS. All payments under this Note shall be made in immediately available funds. In the event there is no outstanding Event of Default, all payments made hereunder shall be credited first to accrued interest, next to unpaid principal, and next, in such order as the Lender may determined in its sole and absolute discretion, to other fees, charges, or costs and expenses payable by Borrower under this Note or in connection with any other Loan Document.

     PRECONDITIONS TO LENDER'S OBLIGATIONS TO ADVANCE SUMS HEREUNDER. The obligation of Lender to make any Advance under this Note is subject to (i) all conditions precedent to the Lender's obligation to make any Advance under and as defined in the Loan Agreement (and all Loan Documents as defined therein), such preconditions being incorporated herein by this reference hereto; (ii) there being no outstanding Event of Default; (iii) adequate proof of Borrower's receipt of title to all equipment constituting the Collateral, and proof of right to payment of all governmental subsidies, payments or entitlements which may

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constitute part of the Collateral (as defined in the Security Agreement), free of any third party interest therein except Lender's interest therein under the Loan Agreement and Loan Documents; and (iv) the occurrence or non-occurrence of such other events as Lender may specify.

     PREPAYMENT; VARIABLE RATE. Borrower may prepay this Note in whole or in part at any time, and if in part from time to time, during the entire term of this Note, without penalty or premium. No prepayment shall suspend any required payments of either principal or interest on this Note or reduce the amount of any scheduled payment.

     COLLATERAL. This Note is secured by a Security Agreement, and is subject to the additional terms and conditions set forth in the Security Agreement. Capitalized terms which are used but not defined in this Note shall have that meaning given such term by the Security Agreement.

     DEFAULT RATE OF INTEREST; LATE CHARGES. After an Event of Default, as defined in the Security Agreement (which includes failure to pay the full amount due hereunder on the Maturity Date any other default under this Note), the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the "Default Rate") equal to 3% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as may be provided in the Security Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws. In the event that any payment becomes overdue beyond any applicable grace period expressly provided for herein, a late charge of five percent (5%) of the overdue payment may be charged by Lender for purpose of defraying the costs and expenses incident to such delinquency. Notwithstanding anything to the contrary herein, upon the occurrence of any Event of Default, Lender may, at its option, apply all payments made under this Note, in the order in which Lender may determine in its sole and absolute discretion, to principal, interest, and other charges, fees, costs and expenses payable by Borrower under this Note or in connection with any other Loan Document. The Default Rate shall also apply in the event this Note is not timely satisfied in full following the Maturity Date, such Default Rate to apply commencing the date of such default.

     PAYMENT OF OTHER ITEMS. If Borrower defaults under any of the terms of this Note, Borrower shall pay all reasonable costs and expenses, including without limitation attorneys' fees (including any service tax thereon) and costs, incurred by the Lender in enforcing this Note immediately upon the Lender's demand, whether or not any action or proceeding is commenced by the Lender. Without limiting the generality of the preceding sentence, such costs and expenses shall include all attorneys' fees and costs incurred by the Lender in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Borrower or any surety, guarantor or endorser of this Note which in any way affects the Lender's exercise of its rights and remedies under this Note or under the Security Agreement or any other Loan Document. Maker hereby stipulates that Lender is a "regulated lender" within the meaning of SDCL 54-3-13 and other applicable South Dakota statutes.

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     NO OFFSET. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Borrower now has or may hereafter acquire or allege to have acquired against the Lender. To the fullest extent permitted by law, Borrower waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.

     NO LENDER WAIVER. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender's rights hereunder, Borrower will pay to the Lender Lender's reasonable attorneys' fees together with all court costs and other expenses paid by Lender.

     CERTAIN BORROWER WAIVERS. Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time-to-time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

     APPLICABLE LAW. This note shall be construed under and governed by the laws of the State of South Dakota, without giving effect to choice or conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each prevision of this note and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note or any other statement, instrument or transaction contemplated hereby or relating hereto.

     CERTAIN MISCELLANEOUS PROVISIONS. No modification or waiver by the Lender of any of the terms of this Note shall be valid or binding on the Lender unless such modification or waiver is in writing and signed by the Lender. Without limiting the generality of the preceding sentence, no delay, omission or forbearance by the Lender in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. The Lender's rights and remedies under this Note are cumulative with and in addition to all other legal and equitable rights and remedies which the Lender may have in connection with the Loan. The headings of paragraphs of this Note are for convenience of the

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parties only and shall not be used in interpreting this Note. If this Note is lost, stolen, or destroyed, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed by the Lender, or if this Note is mutilated, upon the Lender's surrender of the mutilated Note to Borrower, Borrower shall execute and deliver to Lender a new promissory note which is identical in form and content to this Note to replace the lost, stolen, destroyed or mutilated Note. All terms with an initial capital letter which are used but not specifically defined in this Note shall have the respective meanings given to such terms in the Security Agreement. Time is of the essence in the performance of each provision of this Note by Borrower. This Note is non-revolving.

     AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA STATE COURT SITTING IN SIOUX FALLS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

                                            NORTHERN LIGHTS ETHANOL, LLC


                                            By: /s/ Delton Strasser
                                                --------------------------------
                                            Print Name: Delton Strasser
                                            Its: Chairman of the Board

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